                                                                   EXHIBIT 10.20


                            NONCOMPETITION AGREEMENT
                            ------------------------


     This NONCOMPETITION AGREEMENT ("Agreement") dated March 29, 1996 is by and among VTEK, Inc., a Nevada corporation ("VTEK") and wholly-owned subsidiary of Telesensory Corporation, a California corporation ("Telesensory"), Telesensory, and John Tillisch ("Vendor").

                                    RECITALS
                                    --------

     A. WHEREAS, pursuant to that certain Asset Purchase Agreement dated March 29, 1996 (the "Purchase Agreement"), among VTEK, Telesensory, Sensory Systems, Ltd., a corporation limited by shares under the laws of England and Wales ("SSL") and John Tillisch, the sole stockholder of SSL, pursuant to which Telesensory through its wholly owned subsidiary VTEK is acquiring substantially all of the assets and business of SSL:

     B. WHEREAS, the execution of this Agreement is a condition of the consummation of the Purchase Agreement;

     C. WHEREAS, Vendor possesses confidential and proprietary information regarding the business and customers of SSL.

     In consideration of the Agreement and the agreements contained herein, the parties hereby agrees as follows:

                                   AGREEMENT
                                   ---------

     1. Commencing as of the Closing (as defined in the Purchase Agreement), Vendor agrees that until the date that is six (6) years from the Closing Date, he shall not engage (except in his capacity as an officer, director, shareholder, and/or employee of or consultant to Telesensory or its affiliates) directly or indirectly, whether on his own account or as a shareholder (other than as a less than 2% shareholder of a publicly-held company), partner, joint venturer, employee, consultant, advisor, and/or agent, of any person, firm, corporation, or other entity, in any or all of the following activities;

          (i) Enter into or engage in any line of business in which, now or up to the time of Closing, SSL or Teletec Sarl, the wholly-owned subsidiary of SSL ("Teletec") engaged or actively contemplated becoming engaged in, within any geographical area in which SSL or Teletec engaged in such business or in which SSL or Teletec contemplated becoming engaged in such business (each such line of business referred to herein collectively as the "Protected Business");

          (ii) Solicit customers or suppliers of the Protected Business, Telesensory or its Affiliates;

          (iii) Encourage or solicit any employees of or service providers of the Protected Business, Telesensory or its Affiliates to leave the employment of or terminate their service relationship with the Protected Business, Telesensory or its Affiliates for any reason; or

          (iv) Promote or assist, financially or otherwise, any person, firm, association, corporation, or other entity other than Telesensory or its Affiliates engaged in any aspect of the Protected Business.

     2. In consideration of the noncompetition covenant set forth in Section 1 of this Agreement, Telesensory or an affiliate of Telesensory (the "Affiliates") shall pay Vendor the sum of One Hundred Ninety-Three Thousand Eight Hundred Great British Pounds ((Pounds)193,800) payable in six annual installments of (Pounds)32,300 payable on June 30 of each calendar year beginning June 30, 1996; provided, however, that if Vendor voluntarily terminates his employment with Telesensory or any of its Affiliates (other than a termination for the sole purpose of becoming an employee of another Affiliate) or if Vendor's employment is terminated with cause, each subsequent annual payment to Vendor under this paragraph shall be reduced to (Pounds)16,150. Notwithstanding the foregoing, if Vendor dies or becomes permanently disabled (as defined in the Service Agreement between Vendor and Telesensory or its Affiliates) during Vendor's employment with Telesensory or any of its Affiliates or if Vendor's employment with Telesensory or any of its Affiliates is terminated without cause, within 90 days thereafter all amounts owing Vendor under this Non-competition Agreement at the time of such death, total and permanent disability or termination shall be due and payable. All payments to Vendor under this Agreement are subject to offset as set forth in the Purchase Agreement.

     3. The parties intend to have the foregoing covenants enforceable to the fullest extent of the law as to scope, time and geography. If, at the time of enforcement of this Section 3, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

     4. The parties agree that due to the unique nature of the services and capabilities of the Vendor, there can be no adequate remedy at law for any breach of his obligations hereunder, that any such breach may allow the Vendor and/or third parties to unfairly compete with Telesensory or its Affiliates, resulting in irreparable harm to Telesensory or its Affiliates, and therefore, that upon any such breach or any threat, Telesensory or its Affiliates shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law.

     5. This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns.

     6. All notices, demands and requests required by this Agreement shall be in writing and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) one day after being sent, when sent by professional overnight courier service, (iii) five days after posting when sent by registered or certified mail, or (iv) on the date of transmission when sent by telegraph, telegram, telex, or other form of "hard copy" transmission, to either party hereto at the address set forth below or at such other address as either party may designate by notice pursuant to this Section 6.

                    If to VTEK or Telesensory:

                    455 North Bernardo Avenue
                    Mountain View, California 94039-7455
                    Attn:  Larry Israel

                    with a copy to:

                    Wilson, Sonsini, Goodrich & Rosati
                    650 Page Mill Road
                    Palo Alto, California 94304
                    Attn: Alisande M. Rozynko

          If to Vendor, to the address set forth under Vendor's name on the signature page hereto.

                    with a copy to:

                    Titmuss Sainer Dechert
                    2 Serjeants' Inn
                    London EC4Y 1LT
                    Attn:  Jane Palmer

     7. The laws of the State of California shall govern all questions relative to the validity, interpretation and construction of this Agreement and to the performance hereof.

     8. No waiver by any party of any term or provision or default hereunder by any other party shall be effective unless in writing and shall not in any way prejudice the waiving party with respect to any subsequent default hereunder (whether or not similar) by any other party.

     9. This instrument contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings, whether oral or written. This Agreement may not be changed orally, but only by an agreement in writing, signed by the parties against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     10. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

     11. The parties acknowledge and agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written.

                                  VENDOR

                                       /s/ John Tillisch
                                  --------------------------------------------
                                  John Tillisch

                                  Address: 6 Myddelton Park
                                           London N20 0HX



                                  TELESENSORY CORPORATION


                                  By:   /s/ Larry Israel
                                     -----------------------------------------
                                  Its:  President and Chief Executive Officer


                                  VTEK, INC.


                                  By:   /s/ Larry Israel
                                     -----------------------------------------
                                  Its:  President and Chief Executive Officer